ERNST & YOUNG LLP    o  One Indiana Square                o  Phone: 317 681 7000
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                        Indianapolis, Indiana 46204-2094



                                                                    Exhibit 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Citizens Bancorp Stock Option Plan of our report dated August 22, 1997, with respect to the consolidated financial statements of Citizens Savings Bank of Frankfort and subsidiary included in the Annual Report (Form 10-K) of Citizens Bancorp for the year ended June 30, 1997, filed with the Securities and Exchange Commission.



Indianapolis, Indiana
August 10, 1998

                                                        /s/ Ernst & Young, LLP
                                                            Ernst & Young, LLP








       Ernst & Young LLP is a member of Ernst & Young International, Ltd.